                                                                   Exhibit 19.1

       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                                  AS OF 6/30/99

                                                                                                               PERCENT OF
                                                              PERCENT OF                   AGGREGATE           AGGREGATE
                                                               NUMBER OF                 RECEIVABLES         RECEIVABLES
AGGREGATE RECEIVABLES BALANCE             NUMBER OF ACCTS          ACCTS                     BALANCE             BALANCE
1.       5,000  or less                            23,536         65.85%             $ 39,902,433.34              7.13%

2.       5,000 -    10,000                          4,774         13.36%               33,846,866.67              6.05%

3.      10,000 -    25,000                          4,164         11.65%               64,840,259.55             11.59%

4.      25,000 -    50,000                          1,613          4.51%               56,430,343.75             10.08%

5.      50,000 -    75,000                            578          1.62%               35,279,455.50              6.30%

6.      75,000 -   100,000                            286          0.80%               24,615,694.38              4.40%

7.     100,000 -   250,000                            466          1.30%               70,633,227.06             12.62%

8.     250,000 -   500,000                            187          0.52%               65,674,639.38             11.73%

9.     500,000 - 1,000,000                             81          0.23%               55,645,868.10              9.94%

10.  1,000,000 - 5,000,000                             51          0.14%               88,046,078.97             15.73%

11.       Over   5,000,000                              4          0.01%               24,771,666.59              4.43%


Total:                                             35,740                            $559,686,533.29 (1)


(1) Includes $725,066.71 of loan commitments.

         AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM -
                       IDENTIFIED PORTFOLIO AS OF 6/30/99


                                                                                                                     PERCENT OF
                                                                         PERCENT                AGGREGATE             AGGREGATE
                                                                    OF NUMBER OF              RECEIVABLES           RECEIVABLES
REMAINING INSTALLMENT TERM             NUMBER OF ACCTS                     ACCTS                  BALANCE               BALANCE
03 Months or Less                               13,224                    37.00%          $ 66,865,816.09                11.95%

04 to 06 Months                                 12,747                    35.67%           159,315,871.04                28.47%

07 to 09 Months                                  9,297                    26.01%           224,586,194.36                40.13%

10 to 12 Months                                    245                     0.69%            39,048,078.58                 6.98%

13 to 18 Months                                    109                     0.30%            25,986,013.24                 4.64%

More than 18 Months                                118                     0.33%            43,884,559.98                 7.84%


Total:                                          35,740                                    $559,686,533.29 (1)



(1) Includes $725,066.71 of loan commitments.


              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                                  AS OF 6/30/99

                                                               PERCENTAGE OF
                                       AGGREGATE                   AGGREGATE
                                     RECEIVABLES                 RECEIVABLES
   STATES                                BALANCE                     BALANCE

CALIFORNIA                       $128,656,023.68                      22.99%
TEXAS                              70,442,791.30                      12.59%
NEW YORK                           41,383,548.67                       7.39%
FLORIDA                            38,388,219.64                       6.86%
PENNSYLVANIA                       26,661,447.91                       4.76%
NEW JERSEY                         25,245,156.26                       4.51%
OHIO                               18,408,558.23                       3.29%
MASSACHUSETTS                      16,329,064.57                       2.92%
WASHINGTON                         15,542,251.95                       2.78%
ILLINOIS                           14,131,453.29                       2.52%
LOUISIANA                          12,711,733.57                       2.27%
VIRGINIA                           11,779,245.33                       2.10%
NORTH CAROLINA                     11,321,422.32                       2.02%
GEORGIA                            10,433,072.53                       1.86%
INDIANA                             9,565,747.42                       1.71%
MICHIGAN                            8,548,318.09                       1.53%
COLORADO                            7,674,319.50                       1.37%
OREGON                              7,352,215.86                       1.31%
TENNESSEE                           6,962,134.03                       1.24%
ALASKA                              6,525,845.47                       1.17%
CONNECTICUT                         5,995,521.79                       1.07%
MISSOURI                            5,704,477.76                       1.02%
KENTUCKY                            5,648,561.57                       1.01%
MISSISSIPPI                         5,106,225.06                       0.91%
OKLAHOMA                            4,735,158.19                       0.85%
MARYLAND                            4,437,033.82                       0.79%
MINNESOTA                           4,366,382.15                       0.78%
WEST VIRGINIA                       4,167,107.37                       0.74%
ARIZONA                             4,092,752.49                       0.73%
ALABAMA                             3,982,379.69                       0.71%
ARKANSAS                            3,741,394.48                       0.67%
WISCONSIN                           3,649,354.46                       0.65%
SOUTH CAROLINA                      3,325,426.04                       0.59%
NEVADA                              2,808,431.85                       0.50%
IDAHO                               2,556,244.31                       0.46%
HAWAII                              1,581,634.28                       0.28%
NEW HAMPSHIRE                       1,141,623.16                       0.20%
MAINE                                 903,295.92                       0.16%
NEBRASKA                              715,844.03                       0.13%
UTAH                                  706,155.02                       0.13%
IOWA                                  648,104.49                       0.12%
MONTANA                               527,321.38                       0.09%
RHODE ISLAND                          466,049.40                       0.08%
WYOMING                               459,266.99                       0.08%
SOUTH DAKOTA                          104,151.04                       0.02%
VIRGIN ISLANDS                         46,966.83                       0.01%
NEW MEXICO                              3,828.83                       0.00%
KANSAS                                  2,535.68                       0.00%
BRITISH COLUMBIA                          735.59                       0.00%

Total:                           $559,686,533.29 (1)


(1) Includes $725,066.71 of loan commitments.

                            LOAN LOSS EXPERIENCE (1)
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)



                                                                   SIX MONTHS                        TWELVE MONTHS
                                                                 ENDED JUNE 30,                    ENDED DECEMBER 31,
                                                            1999               1998             1998                1997
                                                            ----               ----             ----                ----
Average Month Principal Balance (2)                       $519,109           $529,780         $536,913            $562,229
Gross Charge Offs                                            1,377              1,477            3,010               1,002
Recoveries                                                     567                352              804                 102
Net Charge Offs                                                810              1,125            2,206                 900
Net Charge Offs as a Percentage of Average
    Aggregate Outstanding Principal Balance                  0.31% (3)           0.42% (3)       0.41%               0.16%



(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

(2)  Based on the average beginning of the month balances.

(3)  Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO


                                                               AT JUNE 30,                       AT DECEMBER 31,
                                                         1999              1998              1998              1997
                                                         ----              ----              ----              ----
Number of days a loan remains overdue
    after cancellation of the related insurance
    policy
         31-89 days                                      0.71%              0.71%            1.25%             1.17%
         90-270 days                                     0.74%              1.18%            0.91%             0.93%
         Over 270 days (1)                               0.00%              0.00%            0.00%             0.00%
                                                         -----              -----            -----             -----
             Total                                       1.45%              1.89%            2.16%             2.10%
                                                         =====              =====            =====             =====



(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)



                                                            SIX MONTHS                       TWELVE MONTHS
                                                          ENDED JUNE 30,                   ENDED DECEMBER 31,
                                                      1999              1998             1998            1997
                                                      ----              ----             ----            ----
Average Month Principal Balance (1)                $519,109         $529,780           $536,913        $562,229
Interest & Fee Income                                25,318           30,622             60,676          63,462

Average Revenue Yield on Outstanding                   9.75%(2)        11.56% (2)         11.30%          11.29%
   Principal Balance Receivables



(1) Based on the average beginning of the month balances.

(2) Calculated on an annualized basis.